UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
SLACK TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Slack Technologies, Inc.
500 Howard Street
San Francisco, California 94105
May 5, 2020
Dear Slack Stockholder:
We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Slack Technologies, Inc. (“Slack”) to be held on June 19, 2020 at 10:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/WORK2020.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2020 Annual Meeting of Stockholders and Proxy Statement. You are entitled to vote at our Annual Meeting and any adjournments, continuations or postponements of our Annual Meeting only if you were a stockholder as of the close of business on April 21, 2020.
Thank you for your ongoing support of Slack.

Sincerely,

Stewart Butterfield
Co-Founder, Chief Executive Officer, and Chairperson of the Board of Directors
YOUR VOTE IS IMPORTANT
On or about May 5, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders (the “Proxy Statement”) and our 2020 Annual Report on Form 10-K (“2020 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2020 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on the Notice, on your proxy card or in the instructions that accompanied your proxy materials. A copy of our 2020 Annual Report and Proxy Statement are also available on our investor relations website at investor.slackhq.com.
Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

Slack Technologies, Inc.
500 Howard Street
San Francisco, California 94105
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 19, 2020
Notice is hereby given that Slack Technologies, Inc. will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on June 19, 2020 at 10:00 a.m. Pacific Time via a live interactive audio webcast on the Internet. You will be able to vote and submit your questions at www.virtualshareholdermeeting.com/WORK2020 during the meeting. We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

•	To elect two Class I directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations, and postponements thereof).
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm as described in Proposal Two.
We have elected to provide electronic access to our Annual Meeting materials, which include the proxy statement for our 2020 Annual Meeting of Stockholders (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. On or about May 5, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2020 Annual Report on Form 10-K (“2020 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our Proxy Statement and our 2020 Annual Report can be accessed directly at the Internet address www.proxyvote.com using the control number located on your Notice, on your proxy card or in the instructions that accompanied your proxy materials.
Only stockholders of record at the close of business on April 21, 2020 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
By Order of the Board of Directors,

David Schellhase
General Counsel and Corporate Secretary
San Francisco, California
May 5, 2020

SLACK TECHNOLOGIES, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

SLACK TECHNOLOGIES, INC.
500 Howard Street
San Francisco, California 94105
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 19, 2020
GENERAL INFORMATION
Our board of directors (our “board”) solicits your proxy on our behalf for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our 2020 Annual Meeting of Stockholders (this “Proxy Statement”) and the accompanying Notice of 2020 Annual Meeting of Stockholders. The Annual Meeting will be held virtually via a live interactive audio webcast on the Internet on June 19, 2020 at 10:00 a.m. Pacific Time. On or about May 5, 2020, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2020 Annual Report on Form 10-K (“2020 Annual Report”). If you held shares of our Class A common stock or Class B common stock at the close of business on April 21, 2020 you are invited to attend the meeting at www.virtualshareholdermeeting.com/WORK2020 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement the terms “Slack,” “the Company,” “we,” “us,” and “our” refer to Slack Technologies, Inc. and its subsidiaries. The mailing address of our principal executive offices is Slack Technologies, Inc., 500 Howard Street, San Francisco, California 94105.

What matters are being voted on at the Annual Meeting?
You will be voting on:
•
The election of two Class I directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;
•
A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and
•
Any other business as may properly come before the Annual Meeting.

How does the board recommend that I vote on these proposals?
Our board recommends a vote:
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“FOR” the election of Stewart Butterfield and John O’Farrell as Class I directors; and
•
“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.

Who is entitled to vote?
Holders of either class of our common stock at the close of business as of April 21, 2020, the record date for our Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 425,483,597 shares of our Class A common stock and 136,408,495 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are sometimes collectively referred to in this Proxy Statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by Internet during the meeting or vote through the Internet, by telephone, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You can also choose to vote your shares before the Annual Meeting by Internet or telephone or by Internet during the Annual Meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available. Beneficial owners are also invited to attend the Annual Meeting.

What do I need to be able to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live audio webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/WORK2020. The webcast will start at 10:00 a.m. Pacific Time on June 19, 2020. Stockholders may vote and ask questions while attending the Annual Meeting online, although we urge you to vote before the meeting using this proxy for efficiency of administration. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your Notice, on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What if I have technical difficulties or trouble accessing the Annual Meeting?
If you encounter any technical difficulties with accessing the audio webcast on the meeting day, please call the technical support number posted on www.virtualshareholdermeeting.com/WORK2020. Technical support will be available starting at 9:30 am Pacific Time, 30 minutes before the meeting start time, on June 19, 2020 and will remain available until the Annual Meeting has ended.

How many votes are needed for the approval of each proposal?
Proposal One. The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.
Proposal Two. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal.

What is the quorum requirement?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote on the Record Date will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for the purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:
(1)
by Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 18, 2020 (have your Notice or proxy card in hand when you visit the website);
(2)
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 18, 2020 (have your Notice or proxy card in hand when you call);
(3)
by completing and mailing your proxy card (if you received printed proxy materials); or
(4)
by Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at www.virtualshareholdermeeting.com/WORK2020.
In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 18, 2020. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank, or other nominee to vote by Internet, telephone, or mail before the meeting, or by Internet during the Annual Meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•
notifying our Corporate Secretary, in writing, at Slack Technologies, Inc., 500 Howard Street, San Francisco, California 94105. Such notice must be received at the above location before 11:59 p.m. Eastern Time on June 18, 2020;
•
voting again using the telephone or Internet before 11:59 p.m. Eastern Time on June 18, 2020 (your latest telephone or Internet proxy is the one that will be counted); or
•
attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
In light of shelter-in-place restrictions currently in place due to the recent coronavirus outbreak (“COVID-19”), we encourage stockholders to change their vote by voting again using the telephone or Internet.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee or by attending the Annual Meeting and voting by Internet during the meeting by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank, or nominee makes those instructions available.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board. Stewart Butterfield, Allen Shim, and David Schellhase have been designated as proxy holders by our board. When proxies are properly granted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, continued, or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of abstentions and broker non-votes?
Votes withheld from any nominee, abstentions, and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have the same effect as a vote “against” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors), which is a “non-routine” matter.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2020 Annual Report, primarily via the Internet. On or about May 5, 2020, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and 2020 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary results at the Annual Meeting. We will also disclose final results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?
Our board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:
Slack Technologies, Inc.
Attention: Investor Relations
500 Howard Street
San Francisco, California 94105
(415) 630-7943
In light of shelter-in-place restrictions currently in place due to COVID-19, we encourage stockholders to contact us by telephone instead of physical mail to help ensure timely receipt of any request for proxy materials.
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 5, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Slack Technologies, Inc.
Attention: Corporate Secretary
500 Howard Street
San Francisco, California 94105
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2021 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•
not earlier than January 5, 2021; and
•
not later than the close of business on February 4, 2021.
In the event we hold the 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Corporate Governance—Stockholder Recommendations.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:
•
an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;
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an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;
•
reduced disclosure about our executive compensation arrangements; and
•
exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.
We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the direct listing of our Class A common stock (our “direct listing”) on the New York Stock Exchange (the “NYSE”). We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to avail ourselves of this extended transition period for complying with new or revised accounting standards. Accordingly, we will not be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Why is this Annual Meeting being held virtually?
We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and our Company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world.
You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/WORK2020. You also will be able to vote your shares electronically prior to or during the Annual Meeting.

How can I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/WORK2020 by using the 16-digit control number, which is on your Notice, your proxy card, or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.”

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2021 annual meeting and the term of the Class III directors expires at the 2022 annual meeting. After the initial terms expire, directors are expected to be elected to hold office for a three-year term or until the election and qualification of their successors in office.
Nominees
Our board has nominated Messrs. Stewart Butterfield and John O’Farrell for re-election as Class I directors to hold office until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class I director and member of our board and has consented to serve if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes, or skills that caused our board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes, and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.
Our corporate governance guidelines also dictate that a majority of our board be comprised of directors whom our board has determined are “independent” directors under the published listing requirements of the NYSE.

Directors
The following table sets forth information regarding our directors, including their ages, as of May 5, 2020:

Name	Age	Positions and Offices Held with the Company	Class
Employee Directors:
Stewart Butterfield	47	Co-Founder, Chief Executive Officer, and Chairperson of the Board	Class I
Non-Employee Directors:
Andrew Braccia(2)	44	Director	Class II
Edith Cooper(2)(3)	58	Director	Class III
Sarah Friar(1)	47	Director	Class II
Sheila B. Jordan(1)	55	Director	Class III
Michael M. McNamara(2)(3)	63	Director	Class II
John O’Farrell(1)(4)	61	Director	Class I
Graham Smith(1)(3)	60	Director	Class III
____________

(1)	Member of the audit and risk committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Lead independent director.
Information Concerning Director Nominees
Stewart Butterfield. Mr. Butterfield co-founded Slack and has served as our Chief Executive Officer and as Chairperson of our board since February 2009. From April 2005 to July 2008, Mr. Butterfield served as General Manager of the photo-sharing website Flickr at Yahoo! Inc., following Yahoo!’s acquisition of Ludicorp Research and Development Ltd. (which developed Flickr), where he served as Chief Executive Officer from May 2002 to April 2005. Mr. Butterfield holds a Master of Philosophy from the University of Cambridge and a Bachelor of Arts in Philosophy from the University of Victoria.
We believe that Mr. Butterfield is qualified to serve as a member of our board because of his experience and perspective as our Chief Executive Officer and a co-founder.
John O’Farrell. Mr. O’Farrell has served as a member of our board since April 2011. Since June 2010, Mr. O’Farrell has served as a General Partner at Andreessen Horowitz, a venture capital firm. Prior to joining Andreessen Horowitz, Mr. O’Farrell served in various management positions with Silver Spring Networks, Inc., a smart grid networking company, Opsware, Inc., a publicly-traded software company, At Home Corporation, an Internet service provider, US WEST Inc., a U.S. telecommunications company, and Telecom Eireann, an Irish telecommunications company. Mr. O’Farrell has served as a member of the board of directors of PagerDuty, Inc., a publicly-traded software-as-a-service company that provides a digital operations management platform for businesses, since 2013. Mr. O’Farrell also serves as a member of the board of directors of a number of privately held companies and the U.S. Fund for UNICEF (d/b/a UNICEF USA). Mr. O’Farrell holds a Masters of Business Administration from Stanford University and a Bachelor of Engineering in Electrical Engineering from University College Dublin.
We believe that Mr. O’Farrell is qualified to serve as a member of our board because of his significant knowledge of and history with our Company, his business and venture capital expertise, his extensive experience as an executive and board member of technology companies, and his knowledge of the industry in which we operate.
Information Concerning Continuing Directors
Andrew Braccia. Mr. Braccia has served as a member of our board since March 2010. Since April 2007, Mr. Braccia has served as a Partner at Accel, a venture capital firm. From 1998 to 2007, Mr. Braccia was Vice President of Yahoo! Search at Yahoo! Inc. Mr. Braccia serves as a member of the board of directors of several private technology companies. Mr. Braccia holds a Bachelor of Science in Business Administration from the University of Arizona.
We believe that Mr. Braccia is qualified to serve as a member of our board because of his significant knowledge of and history with our Company, his experience as a seasoned investor and as a current and former director of many companies, and his knowledge of the industry in which we operate.

Edith Cooper. Ms. Cooper has served as a member of our board since January 2018. From May 1996 to December 2017, Ms. Cooper served in various roles at Goldman Sachs Group, Inc., an investment bank, including Managing Director, Securities Division; Managing Director, Global Head of Human Capital Management; and, most recently, Senior Director. Ms. Cooper serves as a member of the board of directors of Etsy, Inc., a publicly-traded e-commerce company. Ms. Cooper holds a Masters of Business Administration from Northwestern University Kellogg School of Management and a Bachelor of Arts in American History from Harvard University.
We believe that Ms. Cooper is qualified to serve as a member of our board because of her experience as a financial industry executive and her extensive knowledge of that industry and the industry in which we operate.
Sarah Friar. Ms. Friar has served as a member of our board since March 2017. Since December 2018, Ms. Friar has served as Chief Executive Officer at Nextdoor, Inc., a social network for neighborhoods. From July 2012 to November 2018, Ms. Friar served as Chief Financial Officer at Square, Inc., a financial services and mobile payment company. From April 2011 to July 2012, Ms. Friar served as Senior Vice President, Finance and Strategy at salesforce.com, inc. Ms. Friar also serves as a member of the board of directors of Walmart Inc., a publicly-traded retail and wholesale operations company. From September 2012 to May 2015, Ms. Friar served as a member of the board of directors of Model N, Inc., a publicly-traded company providing revenue management cloud solutions for life sciences and technology companies. From June 2014 to April 2018, Ms. Friar served as a member of the board of directors of New Relic, Inc., a publicly-traded provider of real-time insights for software-driven businesses. Ms. Friar holds a Masters of Business Administration from Stanford University and a Masters of Engineering in Metallurgy, Economics, and Management from the University of Oxford.
We believe that Ms. Friar is qualified to serve as a member of our board because of her experience as a public company executive, her extensive finance background, her service as a current and former director of public companies, and her knowledge of the industry in which we operate.
Sheila B. Jordan. Ms. Jordan has served as a member of our board since September 2019. Since January 2020, Ms. Jordan has served as Chief Digital Technology Officer of Honeywell International, Inc., an international conglomerate that produces commercial and consumer products, aerospace systems, and offers engineering services. From November 2019 to January 2020, Ms. Jordan served as Senior Vice President and Chief Information Officer of NortonLifeLock, Inc, a cybersecurity software company. Prior to the reorganization in which NortonLifeLock was created, from February 2014 to November 2019, Ms. Jordan has served as Senior Vice President and Chief Information Officer of Symantec Corporation, a security software company, and a predecessor company to NortonLifeLock. Prior to joining Symantec, Ms. Jordan served in various senior information technology roles at Cisco Systems, Inc., a networking solutions provider. Ms. Jordan currently serves as a member of the board of directors of FactSet Research Systems Inc., a publicly-traded financial data and software company. Ms. Jordan holds a Master of Business Administration from Florida Institute of Technology and a Bachelor of Arts in accounting from the University of Central Florida.
We believe that Ms. Jordan is qualified to serve as a member of our board because of her experience as a technology company chief information officer, her extensive experience in information technology, her experience as a public company board member, and her knowledge of the industry in which we operate.
Michael M. McNamara. Mr. McNamara has served as a member of our board since December 2019. Since January 2020, Mr. McNamara has served as Head of Samara, a division of Airbnb, Inc., an online marketplace for travel accommodations and experiences. Mr. McNamara has served as a Venture Partner at Eclipse Ventures, a venture capital fund, since January 2019. Prior to joining Eclipse Ventures, Mr. McNamara served as Chief Executive Officer of Flex, Ltd., an international product development firm, from January 2006 to December 2018. Prior to his appointment as Chief Executive Officer of Flex, Mr. McNamara served in various senior leadership roles at Flex, including as its Chief Operating Officer. Mr. McNamara also currently serves on the board of directors of Workday, Inc., a publicly-traded human capital software provider, and Carrier Global Corporation, a publicly-traded provider of heating, ventilating, air conditioning, refrigeration, and fire & security solutions. Mr. McNamara holds a Master of Business Administration from Santa Clara University and a Bachelor of Arts in Industrial Management from the University of Cincinnati.
We believe that Mr. McNamara is qualified to serve as a member of our board because of his experience as a technology company chief executive officer, his experience as a public company board member, his extensive technology company operating experience, and his knowledge of the industry in which we operate.
Graham Smith. Mr. Smith has served as a member of our board since December 2018. Mr. Smith serves as a member of the board of directors of Splunk Inc., a provider of information technology software tools and solutions, and BlackLine, Inc., a financial and accounting software company, both of which are publicly-traded software companies. From February 2015 to

March 2020, Mr. Smith served as a member of the board of directors of Xero Limited, a publicly-traded technology company offering cloud-based accounting software for small and medium-sized businesses. From March 2015 to February 2019, Mr. Smith served as a member of the board of directors of MINDBODY, Inc., a publicly-traded technology platform serving the fitness, beauty, and wellness services industries, which was acquired by Vista Equity Partners in February 2019. From December 2015 to June 2018, Mr. Smith served as a member of the board of directors of Citrix Systems, Inc., a publicly-traded software company providing server, application, and desktop virtualization, and networking. From December 2007 to June 2015, Mr. Smith worked at salesforce.com, inc. serving first as Chief Financial Officer and then as Executive Vice President, Finance. From January 2003 to December 2007, Mr. Smith served as Chief Financial Officer at Advent Software, Inc., a portfolio accounting software company. Mr. Smith qualified as a member of the Institute of Chartered Accountants in England and Wales and holds a Bachelor of Science in Economics and Politics from the University of Bristol.
We believe that Mr. Smith is qualified to serve as a member of our board because of his experience as a current and former director of many public companies, his extensive finance background, including service as a chief financial officer of several large, publicly-traded technology companies, and his knowledge of the industry in which we operate.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our board, which is elected by our stockholders. In carrying out its responsibilities, our board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our board and management team are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and NYSE listing standards.
Besides verifying the independence of the members of our board and committees (which is discussed in the section titled “Independence of Our Board ”), at the direction of our board, we also:

•	Periodically review and make necessary changes to the charters for our audit and risk, compensation, and nominating and corporate governance committees;

•	Have established disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

•	Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and

•	Have a code of conduct that applies to our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers.
In addition, we have adopted a set of corporate governance guidelines. Our nominating and corporate governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our board concerning corporate governance matters. A copy of our corporate governance guidelines can be found on our investor relations website at investor.slackhq.com. Our corporate governance guidelines address such matters as:

•	Director Independence - Independent directors must constitute at least a majority of our board;

•	Monitoring Board Effectiveness - Our board must conduct an annual self-evaluation of our board and its committees;

•
Board Access to Independent Advisors - Our board as a whole, and each of its committees separately, have authority to retain independent experts, advisors, or professionals as each deems necessary or appropriate; and

•	Board Committees - All members of the audit and risk, compensation, and nominating and corporate governance committees are independent in accordance with applicable NYSE criteria.
Meetings of Our Board
Our board held seven meetings in our fiscal year ended January 31, 2020 (“fiscal year 2020”). Each director, except for Sheila B. Jordan, attended at least 75% of all meetings of our board and the committees on which he or she served that were held during fiscal year 2020. Ms. Jordan served as a director for two board meetings during fiscal year 2020 and attended one. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board, and all meetings of the committees on which they serve.
Code of Conduct
Our board has adopted a code of conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at investor.slackhq.com under “Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waiver from, a provision of our code of conduct by posting such information on the website address and location specified above. During fiscal year 2020, no waivers were granted from any provision of the code of conduct.

Independence of Our Board
Our Class A common stock is listed on the NYSE. Under the NYSE listing standards, independent directors must constitute a majority of a listed company’s board of directors. In addition, the NYSE listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Under the NYSE listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the NYSE listing standards.
Our board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board has determined that Messrs. Braccia, McNamara, O’Farrell, and Smith and Mses. Cooper, Friar, and Jordan do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing standards. In making these determinations, our board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and any of their affiliated funds, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Stewart Butterfield, our co-founder and Chief Executive Officer, serves as Chairperson of our board, presides over meetings of our board, and holds such other powers and carries out such other duties as are customarily carried out by the Chairperson of our board. Mr. Butterfield brings valuable insight to our board due to the perspective and experience he has as our co-founder and Chief Executive Officer.
Our board has appointed John O’Farrell to serve as our lead independent director. As lead independent director, Mr. O’Farrell presides over periodic meetings of our independent directors, serves as a liaison between the Chairperson of our board and the independent directors, and performs such additional duties as our board may otherwise determine and delegate.
Our Board’s Role in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. We have designed and implemented processes to manage risk in our operations. Our management team is responsible for the day-to-day management of risks the Company faces, while our board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. The risk oversight process includes receiving regular reports from the audit and risk committee and members of senior management to enable our board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk. In its risk oversight role, our board has the responsibility to satisfy itself that the risk management processes designed and implemented by our management team are appropriate and functioning as designed.
Our board believes that open communication between our management team and our board is essential for effective risk management and oversight. Our board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board, as well as at such other times as they deem appropriate, where, among other topics, they discuss major risk exposures, their potential impact on our business, and the steps we take to manage them.
While our board is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our audit and risk committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, liquidity risk, and cybersecurity, and discusses with our management team and KPMG LLP guidelines and policies with respect to risk assessment and risk management. Our audit and risk committee also reviews our major financial risk exposures and the steps our management team has taken to monitor and control these exposures. Our audit and risk committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting, liquidity risk and cybersecurity. Our nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with our board’s organization, membership, and structure and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Risks Related to Compensation Policies and Practices
As part of its oversight function, our board, and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our compensation committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Committees of Our Board
Our board has established an audit and risk committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board. Each of the audit and risk, compensation, and nominating and corporate governance committees operates pursuant to a separate written charter adopted by our board that is available to stockholders at investor.slackhq.com under “Governance.”
Audit and Risk Committee
Our audit and risk committee consists of Messrs. O’Farrell and Smith and Mses. Friar and Jordan (who joined the committee in January 2020), with Mr. Smith serving as Chairperson. The composition of our audit and risk committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. Each member of our audit and risk committee meets the financial literacy requirements of the NYSE listing standards. In addition, our board has determined that each of Mr. Smith and Ms. Friar is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit and risk committee, among other things:

•	selects and hires a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	supervises and evaluates the independent registered public accounting firm;

•	evaluates the independence of the independent registered public accounting firm;

•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	approves audited financial information and the audit and risk committee report;

•	oversees procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews major financial risk exposures, information security risk, and cybersecurity risk;

•	reviews related party transactions;

•
obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues;

•	reviews disclosure controls and procedures; and

•	approves (or, as permitted, pre-approves) all audit and all permissible non-audit services and fees, to be performed by the independent registered public accounting firm.
Our audit and risk committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.

Our audit and risk committee operates under a written charter that satisfies the applicable rules of the SEC and the NYSE listing standards. Our audit and risk committee held six meetings during fiscal year 2020.
Compensation Committee
Our compensation committee consists of Messrs. Braccia and McNamara (who joined the committee in January 2020) and Ms. Cooper, with Ms. Cooper serving as Chairperson. The composition of our compensation committee meets the requirements for independence under the NYSE listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves, and determines, or makes recommendations to our board regarding, the compensation of our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and approves, or make recommendations to our board regarding, incentive compensation and equity plans; and

•	establishes and reviews general policies relating to the compensation and benefits offered to our employees.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the NYSE listing standards. Our compensation committee held five meetings during fiscal year 2020.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2020, Messrs. Braccia and McNamara (who joined the committee in January 2020) and Ms. Cooper served as members of the compensation committee. None of the members of our compensation committee is or has been an officer or employee of our Company or has had any other relationship requiring disclosure herein. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. McNamara and Smith and Ms. Cooper, with Ms. Cooper serving as Chairperson. The composition of our nominating and corporate governance committee meets the requirements for independence under the NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates, and selects, or makes recommendations to our board regarding, nominees for election to our board and its committees;

•	evaluates the performance of our board, its committees, and individual directors;

•	considers and makes recommendations to our board regarding the composition of our board and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing requirements and rules of the NYSE. Our nominating and corporate governance committee held five meetings during fiscal year 2020.

Identifying and Evaluating Director Nominees
Our board has delegated to our nominating and corporate governance committee the responsibility of identifying suitable candidates for nomination to our board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. Our nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be appropriate in the evaluation process. Our nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our nominating and corporate governance committee recommends candidates for our board’s approval as director nominees for election to our board.
Minimum Qualifications
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board, as well as the needs of our board and the respective committees of our board. Some of the qualifications that our nominating and corporate governance committee consider include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity, skills, education, expertise, business acumen, length of service, understanding of our business and industry, and other commitments. Although our board does not maintain a specific policy with respect to board diversity, our board believes that our board should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences.
Nominees must also have proven achievement and competence in their field, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team, and the ability to make significant contributions to our success. Nominees must also have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders, and an understanding of the fiduciary responsibilities that are required of a director. Nominees must have sufficient time available in the judgment of our nominating and corporate governance committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend, and participate in all meetings of our board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board the director nominees for selection.
Stockholder Recommendations
Stockholders may submit recommendations for director candidates to our nominating and corporate governance committee by sending the individual’s name and qualifications to our General Counsel at Slack Technologies, Inc., 500 Howard Street, San Francisco, California 94105, who will forward all recommendations to our nominating and corporate governance committee. Any such recommendations should include the information required by our bylaws. Our nominating and corporate governance committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or members of our management team.
Stockholder and Interested Party Communications
Our board provides to every stockholder and interested party the ability to communicate with our board, as a whole, and with individual directors on our board through an established process for stockholder and interested party communication. For a stockholder or interested party communication directed to our board as a whole, stockholders and other interested parties may send such communication to our General Counsel via U.S. Mail or expedited delivery service to the address listed below or by email to ir@slack.com:
Slack Technologies, Inc.
500 Howard Street
San Francisco, California 94105
Attn: General Counsel

For a stockholder communication directed to an individual director in his or her capacity as a member of our board, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or expedited delivery service to the address listed below or by email to ir@slack.com:
Slack Technologies, Inc.
500 Howard Street
San Francisco, California 94105
Attn: [Name of Individual Director]
If sent by email, the communication should specify “Attn. [Name of Director]” in the subject line. In light of shelter-in-place restrictions currently in place due to COVID-19, we encourage stockholders to e-mail any such communications to us to help ensure prompt receipt.
Our General Counsel, in consultation with appropriate members of our board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board, or if none is specified, to the Chairperson of our board. The General Counsel will generally not forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of the Company, solicitations, advertisements, surveys, “junk” mail, or mass mailings.
Non-Employee Director Compensation
Prior to June 2019, we did not have a formal policy to compensate our non-employee directors. Effective June 2019 in connection with our direct listing, we adopted our Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the following annual cash retainers for their service:

Annual Retainer for Board Membership
Annual service on the board	$35,000
Annual service on the board as lead independent director	$20,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit and risk committee (other than chair)	$10,000
Annual service as chair of the audit and risk committee	$20,000
Annual service as member of the compensation committee (other than chair)	$7,500
Annual service as chair of the compensation committee	$15,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as chair of the nominating and corporate governance committee	$8,000
Our policy provides that upon initial election to our board, a new non-employee director will be granted restricted stock units (“RSUs”) of our Class A common stock having a fair market value of $300,000 (the “Initial Grant”). In addition, on the date of each of our annual meetings of stockholders following our direct listing, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs of our Class A common stock having a fair market value of $180,000 (the “Annual Grant”). The Initial Grant will vest in three equal annual installments on each anniversary date on which the non-employee director was appointed to our board, subject to continued service as a director through each applicable vesting date. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. In addition, all such awards are subject to full accelerated vesting upon the sale event of our Company (as defined in the policy).
Employee directors receive no additional compensation for their service as a director.
We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of our board or any committee thereof.

Fiscal Year 2020 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director during fiscal year 2020. Other than as set forth in the table below, we did not pay any compensation or make any equity awards to our non-employee directors during fiscal year 2020. During fiscal year 2020, Mr. Butterfield, our Chief Executive Officer, was a member of our board, as well as an employee, and received no additional compensation for his services as a director. The compensation received by Mr. Butterfield as Chief Executive Officer of the Company is presented in “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid In Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Andrew Braccia(3)	27,602	—	27,602
Edith Cooper(4)	37,668	—	37,668
Sarah Friar(5)	29,226	—	29,226
Sheila B. Jordan(6)	12,704	223,140	235,844
Michael M. McNamara(7)	6,111	301,962	308,073
Chamath Palihapitiya(8)	17,120	—	17,120
John O’Farrell(9)	42,215	—	42,215
Graham Smith(10)	38,318	1,663,536	1,701,854
_____________

(1)
The amounts reported represent annual cash retainer amounts paid to each of our non-employee directors from the date of our direct listing through the end of fiscal year 2020 pursuant to our Non-Employee Director Compensation Policy. Our annual cash retainers are paid quarterly and were paid pro-rata for service in the second quarter of fiscal year 2020, and our annual cash retainers were paid pro-rata to directors who joined our board after the beginning of a quarter. Prior to our Non-Employee Director Compensation Policy becoming effective upon our direct listing, we did not provide any cash compensation to our non-employee directors for their service on our board.

(2)
Unless otherwise noted below, the amounts reported represent the grant date fair value of the RSUs granted during fiscal year 2020 under our 2019 Stock Option and Incentive Plan (the “2019 Plan”), as computed in accordance with FASB ASC 718. Such grant value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2020 filed with the SEC on March 12, 2020. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon vesting, settlement, or sale of any of the underlying shares of our Class A common stock or Class B common stock, as applicable.

(3)	As of January 31, 2020, Mr. Braccia did not have any outstanding equity awards.

(4)	As of January 31, 2020, Ms. Cooper held 136,714 RSUs for our Class B common stock.

(5)
As of January 31, 2020, Ms. Friar held 126,881 restricted shares of our Class B common stock that are subject to risk of forfeiture through the David Riley and Sarah Friar Revocable Trust dated August 11, 2006.

(6)
Ms. Jordan joined our board in September 2019. As of January 31, 2020, Ms. Jordan held 9,817 RSUs for our Class A common stock, which were granted in connection with her appointment to our board in accordance with the Non-Employee Director Compensation Policy. The RSUs vest in three equal annual installments commencing September 25, 2020, subject to her continued service through each such date. Upon Ms. Jordan’s service to us through a sale event of the Company, 100% of the RSUs shall immediately vest.

(7)
Mr. McNamara joined our board in December 2019. As of January 31, 2020, Mr. McNamara held 13,941 RSUs for our Class A common stock, which were granted in connection with his appointment to our board in accordance with the Non-Employee Director Compensation Policy. The RSUs vest in three equal annual installments commencing December 4, 2020, subject to his continued service through each such date. Upon Mr. McNamara’s service to us through a sale event of the Company, 100% of the RSUs shall immediately vest.

(8)	Mr. Palihapitiya resigned from our board in December 2019. As of January 31, 2020, Mr. Palihapitiya did not have any outstanding equity awards.

(9)	As of January 31, 2020, Mr. O’Farrell did not have any outstanding equity awards.

(10)
In December 2018, Mr. Smith was granted an RSU award for 210,000 shares of our Class B common stock (the “Original RSU”). In March 2019, the Original RSU was canceled and Mr. Smith was granted a restricted stock award for 210,000 shares of Class B common stock under our 2009 Stock Plan, as amended (the “2009 Plan”). With respect to such award, 1/3rd of the shares vested and were no longer subject to our right of repurchase on December 11, 2019, and the remaining shares shall vest and be released from our right of repurchase in eight equal quarterly installments thereafter, subject to Mr. Smith continuing to provide service to us through each such date. The value reported represents the incremental fair value of the modified restricted stock award as computed in accordance with FASB ASC 718. Such value does not take into account any estimated forfeitures. The total value of the restricted stock award pursuant to FASB ASC Topic 718, assuming the award was not a modification of the Original RSU, is $3.4 million. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2020 filed with the SEC on March 12, 2020. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon vesting, settlement, or sale of any of the underlying shares of common stock.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit and risk committee has appointed KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2021, and we are asking you and other stockholders to ratify this appointment. During fiscal year 2020, KPMG LLP served as our independent registered public accounting firm.
Although ratification of the appointment of KPMG LLP is not required by our bylaws or otherwise, our board is submitting the appointment of KPMG LLP to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of KPMG LLP. In the event that a majority of the votes properly cast do not ratify this appointment of KPMG LLP, our audit and risk committee will reconsider whether or not to retain KPMG LLP. Even if the appointment is ratified, our audit and risk committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.
We expect that representatives of KPMG LLP will attend the Annual Meeting and the representatives will have an opportunity to make a statement if they so choose. The representatives will also be available to respond to appropriate questions from stockholders.
Policy on Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit and risk committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, our audit and risk committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board. Our audit and risk committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted prior to our direct listing.
Audit Fees
The following table sets forth the fees billed or to be billed by KPMG LLP and its affiliates for professional services rendered with respect to the fiscal years ended January 31, 2020 and 2019. All of these services were approved by our audit and risk committee.

Fee Category	Fiscal Year 2020	Fiscal Year 2019
Audit Fees(1)	$1,452,266	$2,372,313
Tax Fees(2)	—	7,500
All Other Fees(3)	1,780	1,780
Total Fees	$1,454,046	$2,381,593
_____________

(1)
Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, including reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services. This category also includes fees for services incurred in connection with our direct listing.

(2)	Tax Fees consist of fees for professional services for domestic and international tax advisory services.

(3)
All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data and permissible advisory services.

Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2021.

REPORT OF THE AUDIT AND RISK COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in this audit and risk committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit and risk committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Slack specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
This report is submitted by the audit and risk committee of the board. The audit and risk committee consists of the directors whose names appear below. None of the members of the audit and risk committee is an officer or employee of Slack, and the board has determined that each member of the audit and risk committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NYSE rules. Each member of the audit and risk committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE.
The audit and risk committee’s general role is to assist the board in monitoring the Company’s financial reporting process and related matters. The audit and risk committee’s specific responsibilities are set forth in its charter.
The audit and risk committee has reviewed the Company’s consolidated financial statements for its fiscal year ended January 31, 2020 and met with its management team, as well as with representatives of KPMG LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit and risk committee also discussed with members of KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
In addition, the audit and risk committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit and risk committee concerning independence and discussed with members of KPMG LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the audit and risk committee recommended to the board that the Company’s audited consolidated financial statements for its fiscal year ended January 31, 2020 be included in its Annual Report on Form 10-K for its 2020 fiscal year.
Audit and Risk Committee
Graham Smith (Chairperson)
Sarah Friar
Sheila B. Jordan
John O’Farrell

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages, as of May 5, 2020. Our executive officers are appointed by, and serve at the discretion of, our board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Positions
Stewart Butterfield	47	Co-Founder, Chief Executive Officer, and Chairperson of the Board
Allen Shim	39	Chief Financial Officer
Robert Frati	51	Senior Vice President of Sales and Customer Success
Cal Henderson	39	Co-Founder, Chief Technology Officer
David Schellhase	56	General Counsel, Secretary
Tamar Yehoshua	55	Chief Product Officer
Information Concerning Executive Officers
In addition to Mr. Butterfield, who serves as a director, our executive officers as of May 5, 2020 consisted of the following:
Allen Shim. Mr. Shim has served as our Chief Financial Officer since January 2018. Mr. Shim joined Slack in March 2014 and served as Senior Vice President of Finance and Operations from March 2014 to January 2018. From September 2008 to March 2014, Mr. Shim served as Vice President of Finance and Treasurer at YuMe, Inc., a data analysis company for video advertising that was acquired by RhythmOne in 2017. From March 2005 to September 2008, Mr. Shim worked in business operations at Yahoo! Inc. Mr. Shim is a Chartered Financial Analyst (CFA) and holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.
Robert Frati. Mr. Frati has served as our Senior Vice President of Sales and Customer Success since February 2018. Mr. Frati joined Slack in May 2016 and served as Vice President of Sales and Customer Success from May 2016 to February 2018. From January 2006 to May 2016, Mr. Frati served in various roles at salesforce.com inc., a customer relationship management software company, most recently as Senior Vice President, Commercial Sales, Asia Pacific from August 2014 to April 2016. Mr. Frati holds a Bachelor of Arts in Political Economy from the University of California, Berkeley.
Cal Henderson. Mr. Henderson co-founded Slack. He has served as our Chief Technology Officer since December 2012 and served as Vice President of Engineering from April 2009 to December 2012. From June 2005 to April 2009, Mr. Henderson served as Director of Engineering at Yahoo! Inc. From December 2003 to June 2005, Mr. Henderson served as Director of Web Development at Ludicorp Research and Development Ltd. Mr. Henderson holds a Bachelor of Science in Software Engineering from the University of Central England.
David Schellhase. Mr. Schellhase has served as our General Counsel and Secretary since December 2016. From February 2015 to April 2016, Mr. Schellhase served as Chief Operating Officer at Honest Work Corporation, a software company that was acquired by Twitter, Inc. From June 2011 to January 2015, Mr. Schellhase served as General Counsel and then Strategic Advisor at Groupon, Inc., an e-commerce marketplace company. From July 2002 to May 2011, Mr. Schellhase served as General Counsel at salesforce.com, inc. Mr. Schellhase holds a Juris Doctor from Cornell Law School and a Bachelor of Arts in European History from Columbia University.
Tamar Yehoshua. Ms. Yehoshua has served as our Chief Product Officer since January 2019. From August 2010 to January 2019, Ms. Yehoshua served in various roles at Alphabet, Inc., an Internet-related services and products company, first as Director, Product Management, until September 2013, and then as Vice President, Product Management, in leadership roles on search, identity, and privacy. Since March 2019, Ms. Yehoshua has served as a member of the board of directors of ServiceNow, Inc., a publicly traded cloud computing company. Since October 2017, Ms. Yehoshua has served as a member of the board of directors of Yext Inc., a publicly traded online brand management company. From December 2015 to May 2017, Ms. Yehoshua served as a member of the board of directors of RetailMeNot, Inc., a publicly-traded company operating an online marketplace that aggregates discounts and offer codes. Ms. Yehoshua holds a Master of Science in Computer Science from the Hebrew University of Jerusalem and a Bachelor of Arts in Mathematics from the University of Pennsylvania.

EXECUTIVE COMPENSATION
Overview
Our executive compensation programs are designed to attract, motivate, incentivize, and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance, and effectively aligns the interests of our executive officers with those of our long-term stockholders is key to our compensation program design and decisions. We structure our executive compensation programs to be heavily weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
Our compensation committee is responsible for the compensation programs for our executive officers and reports to our board on its discussions, decisions, and other actions. Our Chief Executive Officer makes compensation recommendations to our compensation committee for each of our executive officers, other than with respect to his own compensation. These recommendations cover each executive officer’s total target direct compensation, consisting of base salary and short-term and long-term compensation, including equity incentives. In making these recommendations, our Chief Executive Officer considers a variety of factors, including our results, the executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals, as well as the relative compensation among all of our executive officers. Our compensation committee reviews the recommendations of our Chief Executive Officer and other data, including compensation survey data, publicly-available data of our peers, and the competitive market for candidates at comparable companies. Our compensation committee then determines the target total direct compensation, and each element thereof, for each of our executive officers, including our Chief Executive Officer. While our Chief Executive Officer attends certain meetings of our compensation committee, our compensation committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters as well.
In fiscal year 2020, our compensation committee retained Compensia, Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. Our compensation committee conducted a specific review of its relationship with Compensia for fiscal year 2020 and determined that Compensia’s work for our compensation committee did not raise any conflicts of interest.
The compensation provided to our named executive officers for fiscal year 2020 is detailed in the “Summary Compensation Table” below and accompanying footnotes and narrative that follow this section.
For fiscal year 2020, our named executive officers, which consisted of our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer), were:

•	Stewart Butterfield, our Co-Founder, Chief Executive Officer and Chairperson of the Board;

•	Robert Frati, our President, Senior Vice President of Sales and Customer Success; and

•	Allen Shim, our Chief Financial Officer.

Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by and paid to each individual who served as one of our named executive officers during fiscal year 2020 and the fiscal year ended January 31, 2019 (“fiscal year 2019”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Stewart Butterfield	2020	430,000	3,453,713	0	0	285,421	4,169,134
Chief Executive Officer(5)	2019	356,952	9,798,113	0	136,715	55,466	10,347,246
Robert Frati	2020	450,000	2,917,500	665,281	283,111	4,346	4,320,238
Senior Vice President of Sales and Customer Success	2019	450,000	758,840	0	331,087	4,000	1,543,927
Allen Shim	2020	365,000	2,567,400	455,192	50,188	4,439	3,442,219
Chief Financial Officer	2019	320,000	3,357,900	0	122,880	4,094	3,804,874
_____________

(1)
The amounts reported represent the aggregate grant date fair value of the restricted stock or RSUs awarded to the named executive officers during fiscal year 2020 and fiscal year 2019, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2020 filed with the SEC on March 12, 2020. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the named executive officer upon vesting, settlement, or sale of any of the underlying shares common stock.

(2)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officers during fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2020 filed with the SEC on March 12, 2020. The amounts reported in this column reflect the accounting cost for these awards and does not correspond to the actual economic value that may be received by the named executive officer upon vesting, settlement, or sale of any of the underlying shares of Class B common stock.

(3)
The amounts represent annual cash bonuses earned by Mr. Butterfield and Mr. Shim based on the achievement of company and individual performance objectives. In fiscal year 2020, Mr. Butterfield declined to receive his annual cash bonus. For Mr. Frati, the amount reflects quarterly commissions earned by Mr. Frati under our sales incentive plan (the “Sales Incentive Plan”).

(4)
For Mr. Frati and Mr. Shim, the amounts reported represent 401(k) company matching contributions and employer life insurance premium contributions of $346 in fiscal year 2020. For Mr. Butterfield in fiscal year 2020, the amount reported represents $5,075 in 401(k) company matching contributions, $346 in life insurance employer contributions, and a filing fee under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), in the amount of $280,000, which was paid by the Company on behalf of Mr. Butterfield. No tax gross-up was provided to Mr. Butterfield for this fee.

(5)
From February 1, 2018 through June 30, 2018 as well as the month of September 2018, Mr. Butterfield was compensated in Canadian dollars for an aggregate amount of CAD$154,006, which has been converted into U.S. dollars, based on the exchange rate at the applicable points in time that such compensation was paid, to $119,637.

Narrative to Summary Compensation Table
Base Salary
For fiscal year 2020, the annual base salaries for Messrs. Butterfield, Frati, and Shim were $430,000, $450,000, and $365,000, respectively.
Annual Bonuses and Commissions
Under our Senior Executive Cash Incentive Bonus Plan, Mr. Butterfield and Mr. Shim were eligible to receive an annual cash bonus for fiscal year 2020, based on a target annual bonus that was set as a percentage of their respective annual salaries, as approved by our Compensation Committee. Messrs. Butterfield’s and Shim’s target annual bonuses were equal to 60% and 50% of their base salary, respectively. Bonus awards are measured and awarded annually based on the achievement of certain performance metrics determined by our Compensation Committee. The amount paid to Mr. Shim for fiscal year 2020 is listed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. Mr. Butterfield declined to receive his annual cash bonus in fiscal year 2020.
In fiscal year 2020, Mr. Frati participated in the Sales Incentive Plan, which provided quarterly commission payments based upon our attainment of certain revenue targets, paid shortly after attainment of the relevant target. The amount paid to Mr. Frati in fiscal year 2020 is listed under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.
Equity Compensation
During fiscal year 2020, prior to our direct listing, we granted restricted stock to Mr. Butterfield and RSUs and stock options to Messrs. Frati and Shim, as described in more detail in the “Outstanding Equity Awards at Fiscal Year-End” table below.
Health and Welfare Benefits
Our named executive officers are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our medical, dental, life, and disability insurance plans, in each case on the same basis as other employees of the same status.
Perquisites and Personal Benefits
We generally do not provide perquisites or personal benefits to our named executive officers. We did, however, pay a filing fee in the amount of $280,000 during fiscal year 2020 that was incurred by Mr. Butterfield under the HSR Act. Our board approved a direct payment to the government of the HSR Act filing fee that otherwise would have been payable by Mr. Butterfield. This amount was imputed as income to Mr. Butterfield and he was responsible for any taxes due as a result of the Company paying the HSR Act filing fee; he was not provided a tax gross-up payment.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits set by the Internal Revenue Code of 1986, as amended (the “Code”). We provide a matching contribution of 50% of employee contributions up to $4,000, which is 100% vested after one year of service. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Employment Agreements with Named Executive Officers
Offer Letters in Place During Fiscal Year 2020 for Named Executive Officers
We have entered into offer letters with each of our named executive officers. The offer letters provided for at-will employment, set forth each executive’s then-current annual base salary, target bonus opportunity, and eligibility to participate in our benefit plans generally. Each of our named executive officers participates in our Executive Severance Plan, as further described below. Each named executive officer remains subject to our standard confidential information, invention assignment, and arbitration agreement.
Executive Severance Plan
Effective June 2019, our board adopted the Executive Severance Plan, which provides that upon a (i) termination by us for any reason other than for “cause,” as defined in the Executive Severance Plan, death, or disability or (ii) a resignation for “good reason,” as defined in the Executive Severance Plan, in each case outside of the change in control period (i.e., the period beginning on and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to 12 months of base salary for our Chief Executive Officer and six months of base salary for the other participants, and (ii) a monthly cash payment equal to our contribution towards health insurance for up to 12 months for our Chief Executive Officer and up to six months for the other participants.

The Executive Severance Plan also provides that upon a (i) termination by us other than for cause, death or disability or (ii) a resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company, (i) a lump sum cash payment equal to 12 months of base salary for all participants, (ii) a monthly cash payment equal to our contribution towards health insurance for up to 12 months for all participants, (iii) accelerated vesting of certain outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at the higher of target levels specified in the applicable award agreements or actual achievement, and (iv) a lump sum cash amount equal to the participant’s pro-rated annual target bonus.
The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of January 31, 2020.

			Option Awards				Stock Awards(1)
	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options		Option Exercise Price($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested($)(2)
Name			Exercisable(#)	Unexercisable(#)
Stewart Butterfield	6/8/2016(3)	10/1/2017	—	—	—	—	1,449,073	30,039,283
	10/28/2018(4)	7/1/2019	—	—	—	—	986,388	20,447,823
	2/26/2019(5)	5/1/2019	—	—	—	—	239,688	4,968,732
Robert Frati	6/8/2016(6)	5/1/2016	—	—	—	—	85,260	1,767,440
	6/20/2018(7)	5/1/2018	—	—	—	—	22,500	466,425
	6/20/2018(7)	8/1/2018	—	—	—	—	51,250	1,062,413
	2/26/2019(7)	5/1/2019	—	—	—	—	203,125	4,210,781
	2/26/2019(8)	5/1/2019	14,250	99,750	10.56	2/26/2029	—	—
Allen Shim	5/21/2014(9)	—	242,605	—	0.14	5/21/2024	—	—
	2/17/2016(10)	3/1/2016	—	—	—	—	2,404	49,835
	4/6/2016(7)	7/1/2016	—	—	—	—	7,627	158,108
	5/10/2017(7)	6/1/2017	—	—	—	—	46,875	971,719
	2/21/2018(7)	5/1/2018	—	—	—	—	383,907	7,958,392
	2/26/2019(7)	5/1/2019	—	—	—	—	178,750	3,705,488
	2/26/2019(8)	5/1/2019	9,750	68,250	10.56	2/26/2029	—	—
_____________

(1)
Each RSU is for Class B common stock and was granted pursuant to our 2009 Plan and vests upon the satisfaction of both a time-based condition and a performance-based condition before the award’s expiration date. The performance-based condition was satisfied upon our direct listing.

(2)
This column represents the market value of the shares of Class B common stock underlying the RSUs or restricted stock as of January 31, 2020, based on the closing price of our Class A common stock, as reported on the NYSE, of $20.73 per share on January 31, 2020.

(3)
The time-based condition of the award vested as follows: 4.286% of the RSUs subject to the award satisfied the time-based condition each quarter commencing on the vesting commencement date, subject to Mr. Butterfield continuing to provide service to us on such date. On June 7, 2019, the time-based condition was automatically adjusted as follows: 7.5% of the RSUs subject to the award shall satisfy the time-based condition on the applicable quarterly vesting date, subject to Mr. Butterfield continuing to provide service to us on such dates. If Mr. Butterfield is subject to a termination without “cause” or resignation for “good reason” (as each term is defined in his stock purchase agreement dated March 17, 2009)

within 12 months after a change in control (as defined in the award agreement), 100% of the RSUs shall immediately satisfy the time-based condition as of such termination date.

(4)
This award represents an award for restricted shares of our Class B common stock under our 2009 Plan. With respect to such award, 1/6th of the shares shall vest and no longer be subject to our right of repurchase on the vesting commencement date, subject to Mr. Butterfield continuing to provide service to us through such date. Following such date, 1/24th of the shares shall vest and no longer be subject to our right of repurchase on each quarter thereafter, subject to Mr. Butterfield continuing to provide service to us through each such date. In addition, if Mr. Butterfield is subject to a termination without “cause” or resignation for “good reason” (as each term is defined in his stock purchase agreement dated March 17, 2009) within 12 months after a change in control (as defined in the award agreement), 100% of the shares shall vest and no longer be subject to our right of repurchase immediately upon such termination date.

(5)
This award represents an award for restricted shares of our Class B common stock under our 2009 Plan. With respect to such award, 1/16th of the shares shall vest and no longer be subject to our right of repurchase on the vesting commencement date, subject to Mr. Butterfield continuing to provide service to us through such date. Following such date, 1/16th of the shares shall vest and no longer be subject to our right of repurchase on each quarter thereafter, subject to Mr. Butterfield continuing to provide service to us through each such date.

(6)
The time-based condition of the award vests as follows: 25% of the RSUs subject to the award vest on the first anniversary of the vesting commencement date and the remaining 75% of the RSUs vest in 12 equal quarterly installments thereafter, subject to Mr. Frati continuing to provide service to us through each such vesting date.

(7)
The award vests in 16 equal quarterly installments commencing on the vesting commencement date, subject to the named executive officer continuing to provide service to us through each such vesting date.

(8)
The shares of Class B common stock subject to the stock option vest in 24 equal quarterly installments commencing on the vesting commencement date, subject to the named executive officer’s continued service to us through each such vesting date.

(9)	Mr. Shim’s stock option for Class B common stock was granted pursuant to our 2009 Plan and all of the shares are fully vested.

(10)
This award represents an award for restricted shares for Class B common stock under our 2009 Plan. With respect to such award, 1/48th of the shares vest and are no longer subject to our right of repurchase commencing on the vesting date, subject to Mr. Shim continuing to provide service to us through each such vesting date. The shares were transferred by Mr. Shim to the Shim-Park Family Revocable Trust on November 28, 2016.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of January 31, 2020 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2009 Plan, the 2019 Plan and the 2019 Employee Stock Purchase Plan (the “2019 ESPP”).

Equity Compensation Plan Information
Plan category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by security holders(1):	50,427,555(2)	$4.68(3)	67,863,688(4)
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	50,427,555	4.68	67,863,688
_____________

(1)
The 2019 Plan provides that the number of shares reserved and available for issuance under the 2019 Plan will automatically increase each February 1, beginning on February 1, 2020, by 5% of the total number of shares of our Class A and Class B common stock issued and outstanding as of the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. The 2019 ESPP provides that the number of shares reserved and available for issuance under the 2019 ESPP will automatically increase each February 1, beginning on February 1, 2020, by 1% of the total number of shares of our Class A common stock and Class B common stock issued and outstanding on the immediately preceding January 31 or such lesser number of shares as determined by our compensation committee. As of January 31, 2020, a total of 63,563,489 shares of our Class A common stock had been reserved for issuance pursuant to the 2019 Plan, which number excludes the 27,767,992 shares that were added to the 2019 Plan as a result of the automatic annual increase on February 1, 2020. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A common stock and Class B common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire, or are otherwise terminated, other than by exercise, under the 2019 Plan and the 2009 Plan will be added back to the shares of Class A common stock available for issuance under the 2019 Plan (provided, that any such shares of Class B common stock will first be converted into shares of Class A common stock). The Company no longer makes grants under the 2009 Plan. As of January 31, 2020, a total of 9,000,000 shares of our Class A common stock had been reserved for issuance pursuant to the 2019 ESPP, which number excludes the 5,553,599 shares that were added to the 2019 ESPP as a result of the automatic annual increase on February 1, 2020. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

(2)
Includes 8,424,991 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options and 42,002,564 shares of Class A common stock and Class B common stock issuable upon the vesting of RSUs. Does not include 22,542,347 shares of restricted common stock issued under the 2009 Plan as such shares have been reflected in our total shares outstanding

(3)	As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(4)
As of January 31, 2020, there were 59,200,196 shares of Class A common stock available for grant under the 2019 Plan and 8,663,492 shares of Class A common stock available for grant under the 2019 ESPP.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2020, for:

•	each of our named executive officers for fiscal year 2020;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our common stock on 414,543,262 shares of our Class A common stock and 147,307,837 shares of our Class B common stock outstanding as of April 10, 2020. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 10, 2020 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person. We have deemed shares of our common stock subject to RSUs for which the service condition has been satisfied or would be satisfied within 60 days of April 10, 2020 to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or RSUs outstanding for the purpose of computing the percentage ownership of any other person. This table also presents shares subject to the voting proxy held by our Chief Executive Officer, Stewart Butterfield, pursuant to certain voting agreements between Mr. Butterfield and certain other stockholders.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Slack Technologies, Inc., 500 Howard Street, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B		Total Voting%†	Total Ownership%
	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Accel(1)	15,360,777	3.7%	48,567,633	33.0%	26.5%	11.4%
Entities affiliated with Morgan Stanley(2)	34,854,399	8.4%	—	—	1.8%	6.2%
Entities affiliated with Softbank(3)	17,458,101	4.2%	19,153,643	13.0%	11.1%	6.5%
Entities affiliated with T. Rowe Price(4)	42,843,172	10.3%	—	—	2.3%	7.6%
Entities affiliated with Wellington(5)	31,509,215	7.6%	—	—	1.7%	5.6%
Named Executive Officers and Directors:
Stewart Butterfield(6)	1,191,001	*	40,853,732	27.7%	21.7%	7.5%
Shares subject to voting proxy(7)	529,046	*	38,413,943	26.1%	20.4%	6.9%
Total(6)(7)	1,720,047	*	79,267,675	53.8%	42.1%	14.4%
Allen Shim(8)	140,780	*	2,213,741	1.5%	1.2%	*
Robert Frati(9)	239,175	*	89,630	*	*	*
Andrew Braccia(10)	16,233,566	3.9%	48,567,633	33.0%	26.6%	11.5%
Edith Cooper(11)	153,803	*	—	—	*	*
Sarah Friar(12)	—	—	406,017	*	*	*
Sheila B. Jordan	—	—	—	—	—	—
Michael M. McNamara	—	—	—	—	—	—
John O’Farrell(13)	1,068,138	*	—	—	*	*
Graham Smith(14)	—	—	210,000	*	*	*
All directors and executive officers as a group (13 persons)(15)	19,878,847	4.8%	130,833,338	88.5%	70.1%	26.8%
_____________

*	Represents less than one percent (1%).

†
Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.

(1)
Consists of (i) 3,705,529 shares of Class A common stock held of record by Accel Growth Fund III L.P., (ii) 11,116,587 shares of Class B common stock held of record by Accel Growth Fund III L.P., (iii) 174,942 shares of Class A common stock held of record by Accel Growth Fund III Strategic Partners L.P., (iv) 524,827 shares of Class B common stock held of record by Accel Growth Fund III Strategic Partners L.P., (v) 245,497 shares of Class A common stock held of record by Accel Growth Fund Investors 2014 L.L.C., (vi) 736,492 shares of Class B common stock held of record by Accel Growth Fund Investors 2014 L.L.C., (vii) 58,325 shares of Class A common stock held of record by Accel Growth Fund Investors 2016 L.L.C., (viii) 174,973 shares of Class B common stock held of record by Accel Growth Fund Investors 2016 L.L.C., (ix) 1,219,420 shares of Class A common stock held of record by Accel Growth Fund IV L.P., (x) 3,658,260 shares of Class B common stock held of record by Accel Growth Fund IV L.P., (xi) 6,937 shares of Class A common stock held of record by Accel Growth Fund IV Strategic Partners L.P., (xii) 20,812 shares of Class B common stock held of record by Accel Growth Fund IV Strategic Partners L.P., (xiii) 162,000 shares of Class A common stock held of record by Accel Investors 2009 L.L.C., (xiv) 575,490 shares of Class B common stock held of record by Accel Investors 2009 L.L.C., (xv) 387,596 shares of Class A common stock held of record by Accel Investors 2013 L.L.C., (xvi) 1,162,788 shares of Class B common stock held of record by Accel Investors 2013 L.L.C., (xvii) 51,924 shares of Class A common stock held of record by Accel Leaders Fund Investors 2016 L.L.C., (xviii) 155,772 shares of Class B common stock held of record by Accel Leaders Fund Investors 2016 L.L.C., (xix) 1,086,756 shares of Class A common stock held of record by Accel Leaders Fund L.P., (xx) 3,260,269 shares of Class B common stock held of record by Accel Leaders Fund L.P., (xxi) 4,035,150 shares of Class A common stock held of record by Accel X L.P., (xxii) 14,333,970 shares of Class B common stock held of record by Accel X L.P., (xxiii) 302,850 shares of Class A common stock held of record by Accel X Strategic Partners L.P., (xxiv) 1,075,840 shares of Class B common stock held of record by Accel X Strategic Partners L.P., (xxv) 3,649,641 shares of Class A common stock held of record by Accel XI L.P., (xxvi) 10,948,923 shares of Class B common stock held of record by Accel XI L.P., (xxvii) 274,210 shares of Class A common stock held of record by Accel XI Strategic Partners L.P., and (xxviii) 822,630 shares of Class B common stock held of record by Accel XI Strategic Partners L.P. Accel Growth Fund III Associates L.L.C. is the general partner of each of Accel Growth Fund III L.P. and Accel Growth Fund III

Strategic Partners L.P. (the “Accel Growth Fund III Entities”). The managing members of Accel Growth Fund III Associates L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney, and Richard Wong. Accel Growth Fund III Associates L.L.C. has sole voting and dispositive power with regard to the shares held by the Accel Growth Fund III Entities, and its managing members share such powers. The managing members of Accel Growth Fund Investors 2014 L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney, and Richard Wong, all of whom share voting and dispositive power with regard to the shares held by Accel Growth Fund Investors 2014 L.L.C. The managing member of Accel Growth Fund Investors 2016 L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney, and Richard Wong, all of whom share voting and dispositive power with regard to the shares held by Accel Growth Fund Investors 2016 L.L.C. Accel Growth Fund IV Associates L.L.C. is the general partner of each Accel Growth Fund IV L.P. and Accel Growth Fund IV Strategic Partners L.P. (the “Accel Growth Fund IV Entities”). The managing members of Accel Growth Fund IV Associates L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney, and Richard Wong. Accel Growth Fund IV Associates L.L.C. has sole voting and dispositive power with regard to the shares held by the Accel Growth Fund IV Entities, and its managing members share such powers. The managing member of Accel Investors 2009 L.L.C. are Andrew Braccia, Kevin Efrusy, Sameer Gandhi, Ping Li, Tracy Sedlock, and Richard Wong, all of whom share voting and dispositive power with regard to the shares held by Accel Investors 2009 L.L.C. The managing members of Accel Investors 2013 L.L.C. are Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, and Richard P. Wong, all of whom share voting and dispositive power with regard to the shares held by Accel Investors 2013 L.L.C. The managing members of Accel Leaders Funder Investors 2016 L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney, and Richard Wong, all of whom share voting and dispositive power with regard to the shares held by Accel Leaders Funder Investors 2016 L.L.C. Accel Leaders Fund Associates L.L.C. is the general partner of Accel Leaders Fund L.P. The managing members of Accel Leaders Fund Associates L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, Ryan Sweeney, and Richard Wong. Accel Leaders Fund Associates L.L.C. has sole voting and dispositive power with regard to the shares held by the Accel Leaders Fund L.P. Accel X Associates L.L.C. is the general partner of each of Accel X L.P. and Accel X Strategic Partners L.P. (together, the “Accel X Entities”). The managing members of Accel X Associates L.L.C. are Andrew Braccia, Kevin Efrusy, Sameer Gandhi, Ping Li, Tracy Sedlock, and Richard P. Wong. Accel X Associates L.L.C. has sole voting and dispositive power with regard to the shares held by the Accel X Entities. Accel XI Associates L.L.C. is the general partner each of Accel XI L.P. and Accel XI Strategic Partners L.P. (together, the “Accel XI Entities”). The managing members of Accel XI Associates L.L.C. are Andrew Braccia, Sameer Gandhi, Ping Li, Tracy Sedlock, and Richard Wong. Accel XI Associates L.L.C. has sole voting and dispositive power with regard to the shares held by the Accel XI Entities. The address for each of these entities is 500 University Avenue, Palo Alto, CA 94301.

(2)	Based on information reported by Morgan Stanley on Schedule 13G/A filed with the SEC on February 12, 2020. Morgan Stanley listed its address as 1585 Broadway, New York, NY 10036.

(3)
Based on information reported by SVF Mockingbird (Cayman) Limited on Schedule 13G filed with the SEC on February 14, 2020. SVF Mockingbird (Cayman) Limited listed its address as c/o Walkers Corp. Ltd., Cayman Corporate Centre, 27 Hospital Road, Georgetown E9, Grand Cayman KY1-9008.

(4)
Based on information reported by T. Rowe Price Associates, Inc. on Schedule 13G/A filed with the SEC on February 14, 2020. T. Rowe Price Associates, Inc. listed its address as 100 E. Pratt Street, Baltimore, MD 21202.

(5)
Based on information reported by Wellington Management Group LLP on Schedule 13G/A filed with the SEC on February 10, 2020. Wellington Management Group LLP listed its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(6)
Consists of (i) 250,001 shares of Class A common stock held of record by Mr. Butterfield, (ii) 39,966,015 shares of Class B common stock held of record by Mr. Butterfield, 1,152,838 shares of which are subject to repurchase by the Company, (iii) 937,471 shares of Class A common stock subject to outstanding options held by Mr. Butterfield that are exercisable within 60 days of April 10, 2020, all of which are subject to repurchase by the Company, (iv) 3,529 shares of Class A common stock held by a charitable foundation and over which Mr. Butterfield retains voting and dispositive power, and (v) 887,717 shares of Class B common stock held by a charitable foundation and over which Mr. Butterfield retains voting and dispositive power.

(7)
Consists of shares of Class A common stock and Class B common stock currently held, or that may be acquired within 60 days of April 10, 2020, by other stockholders over which, except under limited circumstances, Mr. Butterfield holds an irrevocable proxy, pursuant to voting agreements between Mr. Butterfield and each of such stockholders. We do not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Exchange Act.

(8)
Consists of (i) 140,780 shares of Class A common stock held of record by Mr. Shim, (ii) 240,000 shares of Class B common stock held of record by Mr. Shim, (iii) 258,855 shares of Class B common stock subject to outstanding options held by Mr. Shim that are exercisable within 60 days of April 10, 2020, (iv) 65,781 shares of Class B common stock subject to RSUs held by Mr. Shim that vest within 60 days of April 10, 2020, (v) 1,529,105 shares of Class B common stock held of record by the Shim-Park Family Revocable Trust, and (vi) 120,000 shares of Class B common stock held of record by the Allen Shim 2019 Grantor Retained Annuity Trust dated May 1, 2019.

(9)
Consists of (i) 239,175 shares of Class A common stock held of record by Mr. Frati, (ii) 23,750 shares of Class B common stock subject to outstanding options held by Mr. Frati that are exercisable within 60 days of April 10, 2020, and (iii) 65,880 shares of Class B common stock subject to outstanding RSUs held by Mr. Frati that vest within 60 days of April 10, 2020.

(10)
Consists of (i) shares of Class A common stock and Class B common stock held by the entities affiliated with Accel identified in footnote one and (ii) 872,789 shares of Class A common stock held of record by the UA 10/26/2005 AKB Living Trust.

(11)	Consists of 153,803 shares of Class A common stock held of record by Ms. Cooper.

(12)
Consists of (i) 246,340 shares of Class B common stock held of record by the David Riley and Sarah Friar Revocable Trust Dated August 11, 2006, 101,505 shares of which are subject to repurchase by the Company, and (ii) 159,677 shares of Class B common stock held of record by the Sarah Friar 2019 Grantor Retained Annuity Trust Dated February 1, 2019.

(13)	Consists of 1,068,138 shares of Class A common stock held of record by a family trust for which Mr. O’Farrell is a trustee.

(14)	Consists of 210,000 shares of Class B common stock held of record by Mr. Smith, 144,375 shares of which are subject to repurchase by the Company.

(15)
Consists of (i) 18,941,376 shares of Class A common stock held of record by our current directors, executive officers, and trusts affiliated with our directors and executive officers, (ii) 130,292,988 shares of Class B common stock held of record by our current directors, executive officers, and trusts affiliated with our directors and executive officers, 1,398,718 shares of which are subject to repurchase by the Company, (iii) 937,471 shares of Class A common stock subject to outstanding options held by our directors and executive officers that are exercisable within 60 days of April 10, 2020, all of which are subject to repurchase by the Company, (iv) 316,355 shares of Class B common stock subject to outstanding options held by our directors and executive officers that are exercisable within 60 days of April 10, 2020, and (v) 223,995 shares of Class B common stock subject to outstanding RSUs held by our directors and executive officers that vest within 60 days of April 10, 2020; in each case including shares of Class A common stock and Class B common stock currently held, or that may be acquired within 60 days of April 10, 2020, by other stockholders over which, except under limited circumstances, Mr. Butterfield holds an irrevocable proxy, pursuant to voting agreements between Mr. Butterfield and each of such stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
In addition to the compensation arrangements, including employment and termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since February 1, 2019 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement which provides, among other things, that certain holders of our capital stock, including entities affiliated with Accel Partners (“Accel”), Andreessen Horowitz, Social Capital, and Softbank Vision Fund (AIV M1) L.P. (“SoftBank”), each a current or former holder of more than 5% of our capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.
Slack Fund L.L.C.
We are the manager of Slack Fund L.L.C., a Delaware limited liability company (“Slack Fund”). We created Slack Fund to support companies building applications on the Slack platform and other applications that are focused on the next generation of enterprise software. Entities affiliated with Accel, Andreessen Horowitz, and Social Capital, each a current or former holder of more than 5% of our capital stock, are members of Slack Fund. The following table summarizes the contractual contribution of holders of more than 5% of our capital stock and their affiliated entities in Slack Fund. In addition, Mr. Butterfield, our Chief Executive Officer, co-founder, and director, serves on the investment committee of Slack Fund. By the end of fiscal year 2020, Slack Fund invested substantially all of the capital initially committed by us and our partners.

Stockholder	Subscription Amount	Amount Funded Fiscal Year 2020
Entities affiliated with Accel(1)	$2,000,000	$640,000
Entities affiliated with Andreessen Horowitz(2)	$2,000,000	$640,000
Entities affiliated with Social Capital(3)	$2,000,000	$640,000
_____________

(1)
Consists of Accel X L.P., Accel X Strategic Partners L.P., Accel XI L.P., Accel XI Strategic Partners L.P., Accel Growth Fund III L.P., Accel Growth Fund III Strategic Partners L.P., Accel Growth Fund Investors 2014 L.L.C., Accel Investors 2009 L.L.C., and Accel Investors 2013 L.L.C. Andrew Braccia, a member of our board, is a partner at Accel.

(2)
Consists of AH Parallel Fund IV, L.P. for itself and as nominee for AH Parallel Fund IV-A, L.P., AH Parallel Fund IV-B, L.P., and AH Parallel Fund IV-Q, L.P. John O’Farrell, a member of our board, is a general partner at Andreessen Horowitz.

(3)
Consists of The Social+Capital Partnership III, L.P., for itself and as nominee for The Social+Capital Partnership Principals Fund III, L.P. Chamath Palihapitiya, a member of our board for a portion of fiscal year 2020, is the Chief Executive Officer of Social Capital.

Transactions with Symantec Corporation
Sheila B. Jordan joined our board in September 2019 and served as Chief Information Officer of Symantec Corporation (“Symantec”, and later reorganized into NortonLifeLock) from February 2014 to January 2020. We are party to a subscription agreement with Symantec for the use of Slack. We recognized revenue of $911,102 from Symantec in fiscal year 2020. Our transactions with Symantec were arms-length agreements entered into in the ordinary course of business.

Transactions with Airbnb, Inc.
Michael M. McNamara joined our board in December 2019 and has been an employee of Airbnb, Inc. (“Airbnb”) since January 2020. We are party to a subscription agreement with Airbnb for the use of Slack. We recognized revenue of $811,437 from Airbnb in fiscal year 2020. We also entered into a renewal agreement with Airbnb in January 2020 with a total contract value of $2.7 million. Additionally, we paid Airbnb $100,719 in fiscal year 2020, in the ordinary course of business, for fees for Slack employees using Airbnb services. Our transactions with Airbnb were arms-length agreements entered into in the ordinary course of business.
Other Transactions
We have granted stock options, RSUs, and restricted stock to our executive officers and certain of our directors. See the sections titled “Executive Compensation” and “Corporate Governance—Non-Employee Director Compensation” for a description of these option, RSUs and restricted stock awards.
Other Relationships
Jonathan O’Farrell, the son of John O’Farrell, one of our directors, is a non-executive employee and has been employed by us since August 2017, currently as a Software Engineer. Jonathan O’Farrell does not live in the same household as John O’Farrell.
We believe the terms of the transactions and relationships described above are comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our Company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws also provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our amended and restated bylaws provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including, without limitation, claims relating to public securities matters.
Certain of our non-employee directors may, through their relationships with their employers or affiliated entities, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Procedures for Approval of Related Party Transactions
Our audit and risk committee charter provides that our audit and risk committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.
Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by either the audit and risk committee or the disinterested members of our board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party. Any related party transactions entered into after we adopted this policy were approved by our audit and risk committee after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

ADDITIONAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for fiscal year 2020, all required reports were filed on a timely basis under Section 16(a), other than (i) one report for a single transaction for the conversion of Class B common stock to Class A common stock by Cal Henderson that was filed late due to an inadvertent administrative error and (ii) one report for a single transaction for the acquisition of an RSU award by Brandon Zell that was filed late due to an inadvertent administrative error.
* * *
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

SLACK TECHNOLOGIES, INC. 500 HOWARD STREET SAN FRANCISCO, CA 94105
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WORK2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D04316-P34654	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLACK TECHNOLOGIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	To elect two Class I directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified:
Nominees:
	01)	Stewart Butterfield
	02)	John O’Farrell

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.						☐	☐	☐
NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D04317-P34654

SLACK TECHNOLOGIES, INC. Annual Meeting of Stockholders June 19, 2020, 10:00 AM Pacific Time This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stewart Butterfield, Allen Shim, and David Schellhase, or any of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of SLACK TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time, on June 19, 2020, at www.virtualshareholdermeeting.com/WORK2020, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side